Exhibit 99.1
Investors: Scott Wenhold
Graphic Packaging Corporation
770-644-3062
Graphic Packaging Corporation Reports Third Quarter 2007 Results
Highlights
•	Net Sales increase 2.7% over prior year quarter.

•	Company’s Income from Continuing Operations is $0.07 per diluted share compared to a Loss from Continuing Operations of $(0.03) per diluted share in the prior year quarter.

•	Adjusted EBITDA improves approximately 10% over prior year quarter. Adjusted EBITDA excludes non-cash impairment charges for both periods.
MARIETTA, Ga., November 8, 2007. Graphic Packaging Corporation (NYSE: GPK), a leading provider of paperboard packaging solutions to multinational food, beverage and other consumer products companies, today reported net sales of $612.1 million, an increase of 2.7% over the same period last year. Income from Continuing Operations was $15.1 million in the third quarter compared to a Loss from Continuing Operations of $5.4 million in the third quarter 2006.
Net loss for third quarter 2007 was $13.9 million or $(0.07) per diluted share, based upon 206.4 million shares. This compares to a third quarter 2006 net loss of $5.1 million, or $(0.03) per diluted share, based upon 200.5 million shares. Net loss in the third quarter of 2007 was negatively impacted by a $25.2 million, or $(0.12) per diluted share non-cash impairment charge to the Company’s operations in Sweden.

“Our commitment to producing quality products, while also improving manufacturing efficiency, allowed us to generate strong operating results despite facing rapidly rising raw material costs,” said David W. Scheible, President and Chief Executive Officer. “This marks the 4th consecutive quarter that the Company has reported increased operating income over the prior year quarter. We made substantial progress with our cost cutting programs this quarter, helping to drive a $19 million increase in operating income over the prior year third quarter.”
“In mid October, we entered into an agreement to sell our Swedish operations, primarily a white lined chip mill. The mill was a non-core, non-integrated asset, the sale of which will allow us to concentrate on our core converting business in Europe.”
“We also continue to make progress toward the combination of the businesses of Graphic Packaging Corporation and Altivity Packaging, LLC. We remain excited and look forward to being able to offer our customers increased services, expanded choices and even higher quality products upon the business combination. We are still targeting to close the transaction late in the fourth quarter of 2007.”
In conjunction with the sale of the Company’s operations in Sweden, the results of this facility have been reclassified as discontinued operations for all periods presented.
Net Sales
Net sales increased 2.7% to $612.1 million during third quarter 2007, compared to third quarter 2006 net sales of $595.9 million. When comparing against the prior year quarter, net sales in the third quarter of 2007 were positively impacted by:
•	Approximately $10 million due to favorable pricing; and

•	Approximately $5 million of favorable foreign currency exchange rates.

Attached is supplemental data showing net sales and net tons sold for each quarter of 2007 and 2006.
Income from Operations
Income from Operations for third quarter 2007 was $61.6 million, compared to third quarter 2006 Income from Operations of $42.7 million. When comparing to the prior year quarter, Income from Operations was positively impacted by:
•	Approximately $15 million of lower operating costs as a result of ongoing continuous improvement programs and other cost reduction initiatives;

•	Approximately $10 million due to favorable pricing; and

•	Approximately $4 million due to a favorable prior period comparison resulting from the third quarter 2006 impairment of the Company’s Brazil operations;
Income from Operations was negatively impacted by:
•	Approximately $13 million of higher input costs primarily due to increased prices for fiber, partially offset by favorable energy prices and lower freight costs.
Other Results
Net interest expense was $41.3 million for third quarter 2007, as compared to net interest expense of $43.2 million for third quarter 2006. The decrease was primarily due to lower interest rates resulting from the second quarter 2007 refinancing of the Company’s senior secured credit facility.
The Company incurred $5.4 million of income tax expense in the third quarter, primarily related to a non-cash expense of $4.8 million associated with the amortization of goodwill for tax purposes.

The Company has a $1.4 billion net operating loss that is available to offset future taxable income in the United States.
Capital expenditures for third quarter 2007 were $19.0 million compared to $20.4 million in the third quarter of 2006.
EBITDA for third quarter 2007 was $78.8 million versus EBITDA of $90.7 million for third quarter 2006. Excluding the $25.2 million impairment charge to the Company’s operations in Sweden, Adjusted EBITDA was $104.0 million. A tabular reconciliation of EBITDA and Adjusted EBITDA to Net Loss is attached to this release.
On October 16, 2007 the Company finalized the sale of its white lined chip mill in Sweden for $8.6 million. The proceeds will be recognized in the fourth quarter 2007. In addition, as stated earlier, the Company recorded an impairment charge of $25.2 million in the third quarter 2007. The Company filed a Form 8-K regarding this event on October 17, 2007.
Earnings Call
The Company will host a conference call at 10:00 am (EST) on Friday, November 9, 2007 to discuss the results of third quarter 2007. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 19233351). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 800-642-1687.
Forward Looking Statements

Statements regarding the timing of the transaction with Altivity Packaging, LLC in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statement is based on currently available information and is subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, a delay in receiving regulatory approvals and litigation in connection with such approvals. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
Additional Information and Where to Find It
In connection with the proposed combination of Graphic Packaging Corporation and Altivity Packaging, LLC, New Giant Corporation, a newly-formed holding company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a proxy statement of Graphic Packaging Corporation that also constitutes a prospectus of the newly-formed holding company. Graphic Packaging Corporation will mail the final proxy statement/prospectus to its stockholders.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You may obtain a free copy of the proxy statement/prospectus (if and when available) and other related documents filed by Graphic Packaging Corporation and the newly formed holding company with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing Graphic Packaging Corporation’s web site at http://www.graphicpkg.com.
Participants in the Solicitation
Graphic Packaging Corporation, its directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Graphic Packaging Corporation stockholders in respect of the proposed transaction. You can find information about Graphic Packaging Corporation’s executive officers and directors in Graphic Packaging Corporation’s Annual Report on Form 10-K filed with the SEC on March 2, 2007 and definitive Proxy Statement filed with the SEC on April 18, 2007. You can obtain free copies of these documents and of the proxy statement/prospectus (when it becomes available) from Graphic Packaging Corporation by contacting its investor relations department. You may also obtain free copies of these documents by accessing Graphic Packaging Corporation’s web site or the SEC’s web site at the addresses previously mentioned.
About Graphic Packaging Corporation
Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging Corporation, its business and its products is available on the Company’s web site at http://www.graphicpkg.com.

GRAPHIC PACKAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
In millions, except share and per share amounts	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and Equivalents	$10.2	$7.1
Receivables, Net	256.9	219.2
Inventories	310.9	287.7
Other Current Assets	25.2	22.9
Assets Held for Sale	35.8	60.8

Total Current Assets	639.0	597.7

Property, Plant and Equipment, Net	1,385.9	1,458.4
Goodwill	642.3	642.3
Intangible Assets, Net	141.8	148.5
Deferred Tax Assets	344.5	344.9
Other Assets	34.2	41.8

Total Assets	$3,187.7	$3,233.6

LIABILITIES
Current Liabilities:
Short Term Debt	$18.8	$10.9
Accounts Payable	204.5	203.6
Other Accrued Liabilities	161.8	187.8
Liabilities Held for Sale	27.2	27.7

Total Current Liabilities	412.3	430.0

Long Term Debt	1,930.9	1,910.5
Deferred Tax Liabilities	480.3	465.7
Accrued Pension and Postretirement Benefits	194.0	206.7
Other Noncurrent Liabilities	44.9	39.0

Total Liabilities	3,062.4	3,051.9

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 500,000,000 shares authorized; 200,978,569 and 200,584,591 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	2.0	2.0
Capital in Excess of Par Value	1,191.0	1,186.8
Accumulated Deficit	(975.0)	(901.1)
Accumulated Other Comprehensive Loss	(92.7)	(106.0)

Total Shareholders’ Equity	125.3	181.7

Total Liabilities and Shareholders’ Equity	$3,187.7	$3,233.6

GRAPHIC PACKAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2007	2006	2007	2006

Net Sales	$612.1	$595.9	$1,819.3	$1,756.0
Cost of Sales	500.1	500.5	1,555.6	1,521.5
Selling, General and Administrative	48.3	48.7	141.5	147.4
Research, Development and Engineering	2.1	2.6	6.7	8.3
Other Expense, Net	—	1.4	2.1	0.4

Income from Operations	61.6	42.7	113.4	78.4

Interest Income	0.1	0.1	0.3	0.5
Interest Expense	(41.4)	(43.3)	(127.8)	(127.8)
Loss on Early Extinguishment of Debt	—	—	(9.5)	—

Income (Loss) before Income Taxes and Equity in Net Earnings of Affiliates	20.3	(0.5)	(23.6)	(48.9)

Income Tax Expense	(5.4)	(5.2)	(19.1)	(15.3)

Income (Loss) before Equity in Net Earnings of Affiliates	14.9	(5.7)	(42.7)	(64.2)

Equity in Net Earnings of Affiliates	0.2	0.3	0.7	0.8

Income (Loss) from Continuing Operations	15.1	(5.4)	(42.0)	(63.4)

(Loss) Income from Discontinued Operations, Net of Taxes	(29.0)	0.3	(31.9)	(1.2)

Net Loss	$(13.9)	$(5.1)	$(73.9)	$(64.6)

Income (Loss) Per Share — Basic
Continuing Operations	$0.07	$(0.03)	$(0.21)	$(0.31)
Discontinued Operations	(0.14)	—	(0.16)	(0.01)

Total	$(0.07)	$(0.03)	$(0.37)	$(0.32)

Income (Loss) Per Share — Diluted
Continuing Operations	$0.07	$(0.03)	$(0.21)	$(0.31)
Discontinued Operations	(0.14)	—	(0.16)	(0.01)

Total	$(0.07)	$(0.03)	$(0.37)	$(0.32)

Weighted Average Number of Shares Outstanding — Basic	202.1	200.5	201.7	200.5
Weighted Average Number of Shares Outstanding — Diluted	206.4	200.5	201.7	200.5

GRAPHIC PACKAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(73.9)	$(64.6)
Noncash Items Included in Net Loss:
Depreciation and Amortization	149.7	146.6
Loss on Early Extinguishment of Debt	9.5	—
Deferred Income Taxes	14.1	15.0
Pension, Postemployment and Postretirement Benefits Expense, Net of Contributions	(5.2)	(3.0)
Amortization of Deferred Debt Issuance Costs	5.5	6.6
Impairment Charge	25.2	3.9
Other, Net	7.2	1.3
Changes in Operating Assets & Liabilities	(86.7)	(47.6)

Net Cash Provided by Operating Activities	45.4	58.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(61.6)	(63.8)
Other, Net	(3.6)	(0.4)

Net Cash Used in Investing Activities	(65.2)	(64.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt	1,135.0	—
Payment on Debt	(1,140.3)	—
Borrowing under Revolving Credit Facilities	681.2	495.8
Payments on Revolving Credit Facilities	(644.0)	(496.8)
Increase in Debt Issuance Costs	(7.0)	—
Other, Net	(0.2)	(0.8)

Net Cash Provided by (Used in) Financing Activities	24.7	(1.8)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.8	—

Net Increase (Decrease) in Cash and Equivalents	5.7	(7.8)

Cash and Equivalents at Beginning of Period (a)	7.3	12.7

Cash and Equivalents at End of Period	13.0	4.9

Less Cash and Equivalents of Assets Held for Sale at End of Period	(2.8)	(0.2)

CASH AND EQUIVALENTS OF CONTINUING OPERATIONS AT END OF PERIOD	$10.2	$4.7

Note:	(a) Does not agree to the Condensed Consolidated Balance Sheet due to cash recorded as assets held for sale.

GRAPHIC PACKAGING CORPORATION
Reconciliation of Non-GAAP Financial Measures
The table below sets forth the Company’s earnings before interest expense, loss on early extinguishment of debt, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), and Adjusted EBITDA. The Company believes EBITDA and Adjusted EBITDA are also important measures of its performance. EBITDA and Adjusted EBITDA are not defined terms under accounting principles generally accepted in the United States and should not be considered as alternatives to income from operations or net income as a measure of operating results or cash flows as a measure of liquidity.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In Millions	2007	2006	2007	2006

Net Loss	$(13.9)	$(5.1)	$(73.9)	$(64.6)
Add (Subtract):
Income Tax Expense	5.3	5.1	19.1	14.6
Equity in Net Earnings of Affiliates	(0.2)	(0.3)	(0.7)	(0.8)
Interest Expense, Net	41.4	43.2	127.7	127.5
Loss on Early Extinguishment of Debt	—	—	9.5	—
Depreciation and Amortization	46.2	47.8	149.7	146.6

EBITDA	78.8	90.7	231.4	223.3
Impairment Charges	25.2	3.9	25.2	3.9

Adjusted EBITDA	$104.0	$94.6	$256.6	$227.2

GRAPHIC PACKAGING CORPORATION
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2006
Net Tons Sold (000’s):
Paperboard Packaging	407.8	438.0	431.8	405.0
Containerboard/Other	47.6	52.6	55.5	52.8

Total	455.4	490.6	487.3	457.8

Net Sales ($ Millions):
Paperboard Packaging	$536.4	$579.6	$569.8	$541.3
Containerboard/Other	20.1	24.0	26.1	24.4

Total	$556.5	$603.6	$595.9	$565.7

2007
Net Tons Sold (000’s):
Paperboard Packaging	423.1	443.8	425.4
Containerboard/Other	48.7	50.3	55.8

Total	471.8	494.1	481.2	—

Net Sales ($ Millions):
Paperboard Packaging	$561.8	$599.1	$586.1
Containerboard/Other	22.3	24.0	26.0

Total	$584.1	$623.1	$612.1	$—

Note:	Tonnage and net sales amounts have been retrospectively adjusted for discontinued operations.